EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Innovation Pharmaceuticals Inc. (“the Company”) of our report dated September 8, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

September 8, 2017